UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 25, 2006
Date of Report

Score One, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26717	88-0409164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suites 2203-06, Level 22, Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong
(Address of principal executive offices)

+852 3105 5063
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2006, RC Capital Limited, a Hong Kong corporation and our wholly-owned subsidiary (“RC Capital”), purchased 3,000,000 shares of common stock of Automated Fabrication Systems Corporation (“AFS”), a British Virgin Islands corporation, for $0.01 per share for a total of $30,000 in cash and AFS became our 75% indirectly owned subsidiary. On April 20, 2006, AFS was a holding company with no operations. On April 22, 2006, AFS paid $38,000 cash, principally from proceeds of its share sale, to the stockholders of Sino Asia Solution Limited, a Hong Kong corporation (“SAS”) to acquire 100% of the issued and outstanding common stock of SAS. This transaction was closed on April 25, 2006. There was no written agreement entered between AFS and the then stockholders of SAS, other than Instruments of Transfer of 200,000 shares, constituting 100% of the outstanding shares of SAS.

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Business operations of SAS

SAS was incorporated in February 1997 and commenced business in May 1997.

SAS is principally engaged in providing computer related solutions to Hong Kong customers. In 1998, SAS was appointed as a valued added reseller for Hewlett-Packard Hong Kong Ltd. (“HP”) and sold HP’s commercial server and workstation product lines. In 2000, SAS was vetted as one of few major authorized tenders for its iRSS civil engineering progress monitoring software for the Hong Kong Government and related governmental departments, such as the Highway Department, Drainage Department, etc.

Proprietary Software

SAS’ scaleable software is developed by adopting the distributed objects architecture. The software is also designed to work on multi-platforms and integrate with the full gamut of internet standards, protocols and formats.

To distinguish SAS from other “standard solutions providers,” in 2000, SAS developed the web-based document management system iRSS (Web-based Construction Site Document Management and Quality Assurance System) for the management and staff of construction engineers as well as contractors in the construction industry to monitor the progress of a construction site for certification of work progress by civil engineering consultants.

Competitive Advantages

In order to ensure the successful implementation of products, SAS offers a variety of leading-edge skill transfer and consultancy services including business re-engineering, product analysis, system design, technical development and insightful technology consultation.

Major Work Reference

The following projects were some major projects SAS completed in the past years in Hong Kong:

•	MAEDA Corporation Head Office

•	MADEA CHUN WO Joint Venture KCRC CC-201 and CC 211 Site Office

•	Nishimatsu Construction Co., Ltd.

•	MTR Contract 680C

•	KCR/DB350 Tai Lam Tunnel Project

•	DC/98/03 Resident Engineer Office - Sheung Shui

•	Shun Yuen Construction Co., Ltd. of DC/98/18

•	Downer Construction (Hong Kong) Ltd. of DC/98/17, DC/2001/04 and DC/98/21

The price list of SAS’ software products ranges from $80,000 to $100,000.

Sales and Marketing

Currently, SAS’ Director, CEO and Secretary, Lai Ming Lau is responsible for the marketing function of SAS. Management anticipates that it will expand its sales force in line with increasing levels of business in the next twelve months.

Programmers

SAS employs five experienced programmers responsible for tailoring the iRSS System for specific project uses. SAS has established a rigid quality control system with its in-house programmers, requiring them to be accountable directly to the CEO.

SAS is dependent upon its experienced programmers to provide its web-based software to its civil engineering clients. If the relationship with any of these experienced programmers were to terminate or if the terms of the contract with any of these programmers became onerous, it would have a material adverse effect on SAS’ business, prospects, financial condition and results of operation.

Additionally, if SAS’ business increases significantly and the programmers have reached their maximum working capacity, SAS might not be able to meet its customers’ demands, which would have a material adverse effect on its business, prospects, financial condition and results of operation.

Competition

SAS believes that it is the only company in Hong Kong to develop web-based construction progress monitoring systems. SAS’ local competitors are Intergraph Hong Kong Limited and Primavera Inc., which are basically “Standard Solutions Providers.”

Any products that SAS markets will have to compete for market acceptance and market share, particularly from the government tender system. An important factor in this competition may be “value for money” consideration. Accordingly, SAS’ ability to maintain low operating costs will be an important competitive factor.

Regulation

Civil engineering progress monitoring system software is required to be installed by civil engineering consultants for government tender projects of sizes above $13 million. SAS’ iRSS System is one of the approved software programs and SAS is one of the Hong Kong government qualified tenders. However, if SAS does not comply with applicable requirements, it may suffer penalties, including monetary fines or civil penalties, injunctions or suspensions or losses of regulatory approvals, operating restrictions, and criminal prosecution.

SAS is not currently subject to the regulations of any jurisdiction other than Hong Kong.

Employees

Excluding Lai Ming Lau, the CEO and Secretary, SAS has five employees. All of them are experienced programmers. None of SAS’ employees are represented by labor unions. SAS believes that its employee relations are good.

SAS’ primary hiring sources for its employees include promotion from within, team member referrals, print and Internet advertising and direct recruiting. All of SAS’ experienced programmers are highly skilled and highly educated and subject to rigorous recruiting standards. SAS attracts talent from numerous sources, including higher learning institutions, colleges and industry. Competition for these employees is intense. If SAS fails to attract highly experienced and qualified employees, it could have a material adverse effect on SAS’ business, prospects, financial condition and results of operations.

Property

AFS does not rent, lease, or own any real property or office space.

SAS’ principal office is located at Room 37, 1st Floor Futorloy Sun Chuen Phase I, 28 Cherry Street, Kowloon, Hong Kong, which is sub-let from an independent third party without written agreement at a monthly rental of approximately $450 for approximately 600 square feet. All of SAS’ operations are conducted from this facility.

Executive Compensation

Set forth below is a summary of compensation for SAS’ officers for the fiscal years ended March 31, 2006, 2005 and 2004. There has been no long-term compensation, such as restricted stock awards, securities underlying options/stock appreciation rights, long term incentive plans, or any other long-term compensation paid. There are no annuity, pension or retirement benefits proposed to be paid to SAS’ officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by SAS.

		ANNUAL COMPENSATION
	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)
Lai Ming Lau, CEO and Secretary	2006	$3,846	$0	$0
	2005	$12,308	$0	$0
	2004	$12,308	$0	$0

As of March 31, 2006 and 2005, SAS had an outstanding receivable from Lai Ming Lau, the CEO, Secretary and a Director of SAS, totaling $23,405 and $42,250, respectively. These advances bear no interest and are payable on demand.

SAS does not have any employment agreements with its executives or staff.

AFS has not paid any compensation during its last three fiscal years.

Legal Proceedings

There is no past, pending or, to our knowledge, threatened litigation or administrative action which in our opinion has had or is expected to have a material adverse effect upon SAS’ business, prospects financial condition or operations.

Future Plans

SAS plans to commence business operations for the target market of Mainland China. In the near future, SAS plans to translate its iRSS System into Chinese Upgraded Version. Accordingly, it is actively seeking equity financing in an amount up to $2,000,000, in order to finance the anticipated research and development costs.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this report.

Overview

SAS is principally engaged in providing computer related solutions to Hong Kong customers.

Presently, SAS is one of only a few major authorized tenders for its iRSS civil engineering progress monitoring software for the Hong Kong Government and related governmental departments, such as the Highway Department, Drainage Department, etc.

SAS’ business strategy is to expand its research and development efforts to commence business operations for the target market of Mainland China. In the near future, SAS plans to translate its iRSS System into Chinese Upgraded Version.

SAS’ management expects general and administrative costs to increase in future periods due to operating as a subsidiary of a public company whereby SAS will incur added costs for filing fees, increased professional services and insurance costs.

The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; a sudden downturn in the economy in general; a decrease in government tenders above $13 million; an increase in competition in the civil engineering software market; and economic or political developments in China or elsewhere in Asia. These factors or additional risks and uncertainties not currently known or anticipated may impair the Company’s business operations and may cause the Company’s actual results to differ materially from any forward-looking statement.

Results of Operations

The following table sets forth, for the years indicated, SAS’ selected financial information:

	Year Ended March 31, 2006 (Audited)	Year Ended March 31, 2005 (Audited)
Statement of Operations Data:
Revenue	$94,379	$218,823
Net Income	340	6,000
Net Income Per Share	0.00	0.03

Balance Sheet Data:
Total Assets	$2,226	$0
Total Current Liabilities	3,731	20,690
Accumulated Deficit	(3,741)	(4,081)
Stockholders’ Deficit	(1,505)	(20,690)

Fiscal Year Ended March 31, 2006 as compared to fiscal year ended March 31, 2005

Revenues

For the year ended March 31, 2006, SAS recorded revenue of $94,379 compared to revenues of $218,823 for the year ended March 31, 2005, a decrease of 56.9%. Management attributes the decrease to fewer major civil engineering or construction projects undertaken by the Hong Kong Government which would require SAS’ iRSS System.

Cost of Sales

For the year ended March 31, 2006, SAS recorded cost of sales of $74,067 compared to cost of sales of $110,823 for the year ended March 31, 2005, a decrease of 33.2%. Management attributes the decrease to fewer major civil engineering or construction projects undertaken by the Hong Kong Government which would require SAS’ iRSS System.

General and Administrative Expenses

SAS recorded general and administrative expenses of $19,895 for the year ended March 31, 2006 compared to $101,230 for the year ended March 31, 2005, a decrease of 80.3%. Management attributes the decrease to SAS’ stringent cost control measures, particularly to the efforts to negotiate salary packages with employees to be linked to their performance. Management expects SAS will require additional personnel in research and development and there will be an increase in payroll expenses if SAS raises the additional financing necessary to enter the Mainland China market.

Net Income

Net income for the year ended March 31, 2006 was $340 compared to net income of $6,000 for the year ended March 31, 2005, representing a decrease of 94.3%. Management attributes the decrease to fewer major civil engineering or construction projects undertaken by the Hong Kong Government which would require SAS’ iRSS System.

Seasonality

SAS typically experiences a decrease in sales during the months of January and February each year as Chinese New Year occurs during those months and many of SAS’ construction and civil engineering customers take extended vacations and holidays during those months.

Liquidity and Capital Resources

SAS had cash of $2,236 at March 31, 2006 compared to a bank overdraft position of $3,292 at March 31, 2005, principally as a result of repayment of certain advances from a director. Net cash used for operations amounted to $1,575 for the year ended March 31, 2006 compared to net cash provided by operations of $9,331 for the year ended March 31, 2005.

SAS has incurred an accumulated deficit of $3,741 and has a working capital deficit of approximately $1,505 as of March 31, 2006. Based on the surplus financial budget of the Hong Kong Government for the fiscal year ending March 31, 2007, SAS management expects there will be an increase in civil engineering and construction projects undertaken by the Government which will require SAS’ iRSS System and this will contribute to SAS’ growth. SAS plans to commence business operations for the target market of Mainland China. In the near future, SAS plans to translate its iRSS System into a Chinese Upgraded Version. SAS is actively seeking financing in an amount up to $2,000,000 to finance the anticipated research and development costs of this planned expansion. As the anticipated cash generated by operations may not be sufficient to fund these growth requirements, SAS may need to obtain additional funds through third party financing in the form of equity, debt or bank financing. There can be no assurance that SAS will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, SAS’ growth and prospects would be materially and adversely affected. As a result of any such financing, SAS’ shareholders may experience substantial dilution. In addition, results may be negatively impacted as a result of political and economic factors beyond management’s control as China is still a developing country and SAS’ capital requirements may increase.

Critical Accounting Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. As such, in accordance with the use of accounting principles generally accepted in the United States of America, our actual realized results may differ from management’s initial estimates as reported. A summary of our significant accounting policies are detailed in the notes to the financial statements which are an integral component of this filing.

Off-Balance Sheet Arrangements

SAS does not have any off-balance sheet arrangements, that have or are reasonably likely to have a current or future effect on SAS’ financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of AFS’ common stock immediately after the transactions described in Item 1.01 by:

•	each of AFS’officers and directors;
•	all of AFS’ directors and officers as a group; and
•	each person known to beneficially own more than 5% of AFS’ common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned

Lai Ming Lau, CEO, CFO, and Director	-0-	0%
Suites 2203-06, Level 22,
Office Tower, Langham Place,
8 Argyle Street, Mongkok,
Kowloon, Hong Kong

All current Officers and Directors	-0-	0%
as a group (one person)

RC Capital Limited	3,000,000	75%
Suites 2203-06, Level 22,
Office Tower, Langham Place,
8 Argyle Street, Mongkok,
Kowloon, Hong Kong

The following table sets forth certain information with respect to the beneficial ownership of SAS’ common stock immediately after the transactions described in Item 1.01 by:

•	each of SAS’officers and directors;
•	all of SAS’ directors and officers as a group; and
•	each person known to beneficially own more than 5% of SAS’ common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned

Lai Ming Lau,
CEO, Secretary and Director	-0-	-0-%
Suites 2203-06, Level 22,
Office Tower, Langham Place,
8 Argyle Street, Mongkok,
Kowloon, Hong Kong

Lau Kam, Director	-0-	-0-%
Suites 2203-06, Level 22,
Office Tower, Langham Place,
8 Argyle Street, Mongkok,
Kowloon, Hong Kong

Wong Shit Yin, Director	-0-	-0-%
Suites 2203-06, Level 22,
Office Tower, Langham Place,
8 Argyle Street, Mongkok,
Kowloon, Hong Kong

All current Officers and Directors	-0-	0%
as a group (three persons)

Automated Fabrication Systems	200,000	100%
Room 37, 1st Floor
Futorloy Sun Chuen Phase I
28 Cherry Street
Kowloon, Hong Kong

Directors and Executive Officers, Promoters and Control Persons

Set forth below is certain information with respect to the directors and officers of AFS:

Name	Age	Position	Term(s) of Office
Lai Ming Lau	43	Director, CEO and CFO	November 23, 2005 to present

Lai Ming Lau, AFS’ Director, CEO and CFO, has been the Director and proprietor of RC Capital Limited since July 1992. Ms. Lau holds a Hons. Diploma in Law and Business Hong Kong Shue Yan College and has over 15 years of experience of working with trading businesses in Asia, in countries such as China, Indonesia and Taiwan.

Set forth below is certain information with respect to the directors and officers of SAS:

Name	Age	Position	Term(s) of Office
Lai Ming Lau	43	Director, CEO and Secretary	February 7, 2006 to present
Lau Kam	77	Director	March 1997 to present
Wong Shit Yin	73	Director	March 1997 to present

Lai Ming Lau, SAS’ Director, CEO and Secretary, has been the Director and founder of RC Capital Limited since July 1992. Ms. Lau holds a Hons. Diploma in Law and Business Hong Kong Shue Yan College and has over 15 years of experience of working with trading businesses in Asia, in countries such as China, Indonesia and Taiwan. Ms. Lai Ming Lau is the daughter of two of our Directors, Mr. Lau Kam and Madam Wong Shit Yin.

Lau Kam, SAS’ Director, has been the Director and founder of SAS since February 1997. Mr. Lau and has over 40 years of experience of working with trading businesses in Asia, in countries such as China, Indonesia and Taiwan. Madam Wong Shit Yin, one of our Directors, is the wife of Mr. Lau Kam.

Wong Shit Yin, SAS’ Director, has been the Director and founder of SAS since February 1997. Madam Wong has over 40 years of experience of working with trading businesses in Asia, in countries such as China, Indonesia and Taiwan. Mr. Lau Kam, one of our Directors, is the husband of Madam Wong Shit Yin.

Certain Relationships and Related Transactions

Lai Ming Lau, our Chief Financial Officer and Secretary and one of our Directors, is the Director and founder of RC Capital, the Chief Executive Officer, Chief Financial Officer and Director of AFS, and the Chief Executive Officer, Secretary and a Director of SAS.

Description of Securities

The authorized capital of AFS consists of 5,000,000 shares of common stock, par value $0.01 of which 4,000,000 shares are currently issued and outstanding. Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore and subject to any preference of any then authorized and issued preferred stock. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon liquidation, dissolution or winding up, subject to any preference of any then authorized and issued preferred stock. There are no conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

The authorized capital of SAS consists of 200,000 shares of common stock, par value $0.128 (HK$1.00) all of which are currently issued and outstanding. Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore and subject to any preference of any then authorized and issued preferred stock. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon liquidation, dissolution or winding up, subject to any preference of any then authorized and issued preferred stock. There are no conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Neither AFS nor SAS’ common stock is publicly traded

Holders

As of the date of this report, AFS had 4,000,000 shares of common stock outstanding held by seven certificate holders.

As of the date of this report, SAS had 200,000 shares of common stock outstanding held by one certificate holders.

Dividend Policy

Neither AFS nor SAS has ever paid cash or other dividends and do not expect to pay any cash or other dividends in the foreseeable future with respect to their common stock. Their future dividend policies will depend upon each company’s respective earnings, capital requirements, financial condition, and other factors considered relevant by their respective Board of Directors. Both AFS and SAS presently intend to retain any earnings which they may realize in the foreseeable future to finance each company’s respective growth.

Changes in and Disagreements with Accountants

None.

Indemnification of Directors and Officers

The bylaws of AFS and SAS provide for indemnification of their respective directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) is against public policy as expressed in the Act and is, therefore, unenforceable.

Section 5 - Corporate Governance and Management

Item 5.06 - Change in Shell Company Status

We believe that the transactions described in Item 1.01 above have the effect of causing us to cease being a shell company as defined in Rule 12b-2.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Audited financial statements of AFS for the fiscal years ended March 31, 2006 and 2005 are filed herewith.

Audited financial statements of SAS for the fiscal years ended March 31, 2006 and 2005 are filed herewith.

Pro forma financial statements are also included in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Score One, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCORE ONE, INC.

Dated: May 15, 2006	By:	/s/ Lai Ming Lau
Name: Lai Ming Lau Title: Director and CFO

JEFFREY TSANG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
Unit B, 15/F, Englong Commercial Building, 184 Nathan Road, Kowloon, Hong Kong SAR.
Tel: (852) 2781 1606 Fax: (852) 2783 0752 E-mail: info@hkjtc.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
AUTOMATED FABRICATION SYSTEMS CORPORATION
(INCORPORATED IN THE BRITISH VIRGIN ISLANDS,
FORMERLY KNOWN AS SMART WORLD HOLDINGS LIMITED)

We have audited the accompanying balance sheets of Automated Fabrication Systems Corporation as of March 31, 2006 and 2005 and the related statements of operations, changes in stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006 and March 31, 2005, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ JEFFREY TSANG & CO.

CERTIFIED PUBLIC ACCOUNTANTS

Hong Kong
May 5, 2006

Automated Fabrication Systems Corporation
(Formerly known as Smart World Holdings Limited)
(A development stage company)
Balance sheets (in USD)
As at March 31

	2006	2005

Assets

Current Assets
Cash on hand	-	295
Total assets	-	295

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accrued expenses	500	-
Total current liabilities	500	-

Stockholders' equity (deficit)
Common Stock
5,000,000 (2005: 50,000) shares authorized, $0.01 (2005: $1.00) par value, 232,000 (2005: 2,320) shares issued and outstanding	2,320	2,320
Accumulated deficit during development stage	(5,135)	(2,025)
Due to shareholders (Note 3)	2,315	-
Total stockholders' equity (deficit)	(500)	295

Total liabilities and stockholders' equity	-	295

The accompanying notes are an integral part of these financial statements.

Automated Fabrication Systems Corporation
(Formerly known as Smart World Holdings Limited)
(A development stage company)
Statements of operations (in USD)
For the two years ended March 31

	2006	2005

Net Sales	$-	$-
Cost of sales	-	-
Gross profit	-	-
General and administrative expenses	(3,110)	(825)
Loss from operations	(3,110)	(825)
Income tax	-	-
Net loss for the year	$(3,110)	$(825)

Basic net loss per common share	$0.13	$0.36
Weighted average number of shares outstanding	232,000	2,320

The accompanying notes are an integral part of these financial statements.

Automated Fabrication Systems Corporation
(Formerly known as Smart World Holdings Limited)
(A development stage company)
Statements of stockholders' equity (in USD)
For the two years ended March 31

	Common stock		Accumulated	Due to	stockholders'
	Shares	Amount	deficit	shareholders	deficit

Balance at March 31, 2004	2,320	$2,320	$(1,200)	$-	$1,120

Net loss for the year	-	-	(825)	-	(825)

Balance at March 31, 2005	2,320	$2,320	$(2,025)	-	$295

Loan from shareholders	-	-	-	2,315	2,315

Issuance of shares re 100 for 1 forward split	229,680	-	-	-	-

Net loss for the year	-	-	(3,110)	-	(3,110)

Balance at March 31, 2006	232,000	$2,320	$(5,135)	$2,315	$(500)

The accompanying notes are an integral part of these financial statements.

Automated Fabrication Systems Corporation
(Formerly known as Smart World Holdings Limited)
(A development stage company)
Statements of cash flows (in USD)
For the two years ended March 31

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	2006	2005
Cash flows (used for) operating activities
Net (loss)	$(3,110)	$(825)
Adjustments to reconcile net loss to cash used in operating
activities
Increase in accrued expenses	500	-
Net cash used for operating activities	(2,610)	(825)

Cash flows provided by financing activities:
Loan from shareholders	2,315	-

Net cash provided by financing activities	2,315	-

Net (decrease) in cash	(295)	(825)
Cash, beginning of year	295	1,120

Cash, end of year	$-	$295

Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Automated Fabrication Systems Corporation
(Incorporated in the British Virgin Islands, formerly known as Smart World Holdings Limited)
NOTES TO FINANCIAL STATEMENTS
March 31, 2006 and 2005

1. ORGANIZATION

The Company was incorporated under the laws of the British Virgin Islands on November 18, 2002 with limited liability and is an investment holding company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting, estimates and assumptions

The financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency transactions

The functional currency of the Company is United States dollar (“USD”) and the financial records are maintained and the financial statements are prepared in USD. Foreign currency transactions during the period are translated into USD at the exchange rates ruling at the transaction dates. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into USD at year end exchange rates.

Accounting methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend policy

The Company has not adopted a policy regarding payment of dividends.

Earnings Per Share

Basic earnings per common share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

3. RELATED PARTY TRANSACTIONS

The shareholders of the Company have paid certain expenses on behalf of the Company during the year ended March 31, 2006. Such amounts payable to the shareholders are non-interest bearing, with no fixed repayment dates and payable on demand.

4. SUBSEQUENT EVENTS

On January 19, 2006, the name of the Company was changed to Automated Fabrication Systems Corporation and its Memorandum and Articles of Association was amended accordingly by the filing of the written resolution with the Registrar of Corporate Affairs of the British Virgin Islands.

On the same day, the Company’s common stock underwent a forward split of 1 for 100 and its authorized capital, being $50,000.00, comprised 5,000,000 post-split shares with a par value of $0.01 each. And, there are 232,000 shares of post-split common stock issued and outstanding.

On April 20, 2006, the Company allotted 3,768,000 shares of common stock par $0.01 each in the Company for cash at par to various individuals resulting in total issued and outstanding number of 4,000,000 shares.

On April 22, 2006, the Company purchased 100% issued and outstanding common stock of Sino Asia Solution Limited (“SAS”), a Hong Kong corporation for consideration of US$38,000. SAS is principally engaged in provision of information technology services to civil engineering consulting companies. The transaction was closed on April 25, 2006.

The historical financial information giving effect to the acquisition, as if the acquisition took place April 1, 2005, is as follows.

Pro-Forma Balance Sheet

	AFS 3/31/06	SAS 3/31/06	Pro forma Adjustments	Consolidated Condensed Pro forma BalanceSheet 3/31/06
Assets:
Cash at bank	$-	$2,226	$-	2,226
Intangible assets	-	-	35,764(1)	35,764

Total Assets	$-	$2,226	$35,764	37,990

Liabilities and Stockholders' Equity

Current Liabilities
Accrued expenses	$500	$2,885	$-	3,385
Income tax payable	-	846	-	846
Total Liabilities	500	3,731	-	4,231

Stockholders' Equity (Deficit):
Common Stock	2,320	25,641	(25,641) (2)	2,320
Due from a director	-	(23,405)	23,405(3)	-
Due to shareholders	2,315	-	-	2,315
Addition paid-in capital	-	-	38,000(4)	38,000
Accumulated (deficit)	(5,135)	(3,741)		(8,876)

Total Liabilities and
Stockholders' Equity	$-	$2,226	$35,764	$37,990

(1) Record customer list and software bank as intangible assets from acquisition of SAS
(2)  Eliminate SAS common stock
(3)  Eliminate SAS due from a director
(4)  Record purchase consideration of SAS

Pro-Forma Income Statement

	AFS Year ended 3/31/06	SAS Year ended 3/31/06	Pro forma Adjustments	Consolidated Condensed Pro forma Income Statement Year ended 3/31/06

Net sales	$-	$94,379	$-	$94,379
Cost of sales	-	(74,067)	-	(74,067)
Gross Profit		20,312	-	20,312

General and administrative expenses	(3,110)	(19,895)		(23,005)

Income/(loss) from operations	$(3,110)	$417	$-	$(2,693)
Income tax	-	(77)		(77)

Net Income/(Loss)	$(3,110)	$340		$(2,770)

Basic and fully diluted net (loss)
per common share	(0.01)			(0.01)

Weighted average shares outstanding
basic and diluted	232,000			232,000

JEFFREY TSANG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
Unit B, 15/F, Englong Commercial Building, 184 Nathan Road, Kowloon, Hong Kong SAR.
Tel: (852) 2781 1606 Fax: (852) 2783 0752 E-mail: info@hkjtc.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
SINO ASIA SOLUTION LIMITED
(INCORPORATED IN HONG KONG)

We have audited the accompanying balance sheets of Sino Asia Solution Limited as of March 31, 2006 and 2005 and the related statements of operations, changes in stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006 and 2005, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ JEFFREY TSANG & CO.

CERTIFIED PUBLIC ACCOUNTANTS

Hong Kong
May 2, 2006

Sino Asia Solution Limited
Balance sheets (in USD)
As at March 31

	2006	2005

Assets

Current Assets
Cash at bank	2,226	-
Total assets	2,226	-

Liabilities and Stockholders' Deficit

Current liabilities
Revolving line of credit (Note 3)	-	3,292
Accrued expenses	2,885	4,877
Other payables	-	11,752
Income tax payable	846	769
Total current liabilities	3,731	20,690

Stockholders' deficit
Common Stock
200,000 shares par value $0.128 (HK$1) authorized, issued and outstanding	25,641	25,641
Accumulated deficit	(3,741)	(4,081)
Due from a director (Note 4)	(23,405)	(42,250)
Total stockholders' deficit	(1,505)	(20,690)

Total liabilities and stockholders' equity	2,226	-

The accompanying notes are an integral part of these financial statements.

Sino Asia Solution Limited
Statements of operations (in USD)
For the two years ended March 31

	2006	2005

Net Sales	$94,379	$218,823
Cost of sales	(74,067)	(110,823)
Gross profit	20,312	108,000
General and administrative expenses	(19,895)	(101,230)
Income from operations	417	6,770
Income tax	(77)	(770)
Net income for the year	$340	$6,000

Basic net income per common share	$0.00	$0.03

Weighted average number of shares outstanding	200,000	200,000

The accompanying notes are an integral part of these financial statements.

Sino Asia Solution Limited
Statements of stockholders' equity (in USD)
For the two years ended March 31

					Total
	Common stock		Accumulated	Due from	stockholders'
	Shares	Amount	deficit	a director	deficit

Balance at March 31, 2004	200,000	$25,641	$(10,081)	$(16,491)	$931

(Advances) to a director	-	-	-	(25,759)	(25,759)

Net income for the year	-	-	6,000	-	6,000

Balance at March 31, 2005	200,000	$25,641	$(4,081)	(42,250)	$(20,690)

Repayments from a director				18,845	18,845

Net income for the year	-	-	340	-	340

Balance at March 31, 2006	200,000	$25,641	$(3,741)	$(23,405)	$1,505

The accompanying notes are an integral part of these financial statements.

Sino Asia Solution Limited
Statements of cash flows (in USD)
For the two years ended March 31

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	2006	2005
Cash flows (used for)/provided by operating activities
Net income	$340	$6,000
Adjustments to reconcile net income to cash (used for)/
provided by operating activities
(Decrease) /increase in accrued expenses	(1,992)	2,561
Increase in income tax payable	77	770
Total adjustments	(1,915)	3,331

Net cash (used for)/provided by operating activities	(1,575)	9,331

Cash flows provided by/(used for) financing activities:
Repayment from (advance to) shareholders	18,845	(24,759)
Repayment of other payable	(11,752)	-

Net cash provided by/(used for) financing activities	7,093	(24,759)

Net increase / (decrease) in cash and cash equivalents	5,518	(15,428)
Cash and cash equivalents, beginning of year	(3,292)	12,136

Cash and cash equivalents, end of year	$2,226	$(3,292)

Interest paid	$918	$751
Income tax paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Sino Asia Solution Limited
(Incorporated in Hong Kong)
NOTES TO FINANCIAL STATEMENTS
March 31, 2006 and 2005

1. ORGANIZATION

The Company was incorporated under the laws of Hong Kong on February 14, 1997 with limited liability. It is principally engaged in provision of information technology services to civil engineering consulting companies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting, estimates and assumptions

The financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is Hong Kong dollar, the Hong Kong legal currency ("HKD") and the financial records are maintained and the financial statements prepared in HKD. Foreign currency transactions during the period are translated into HKD to the exchange rates ruling at the transaction dates. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into HKD at year end exchange rates. When assets, liabilities and equity denominated in HKD are translated into United States Dollars ("USD"), translation adjustments are included as a component of stockholder's equity.

For the purpose of preparing these financial statements, the financial statements in HKD have been translated into United States Dollars at USD1.00 = HKD7.8.

Accounting methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend policy

The Company has not adopted a policy regarding payment of dividends.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

Income taxes

For the 2 years ended March 31, 2006 and 2005, the Company was subject to a standard profits tax rate of 17.5% in Hong Kong in connection with its assessable profits for each financial year.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carried forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Financial and Concentrations of Risk

The Company does not have any concentration or related financial credit risk.

Statement of cash flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue recognition

Revenue is recognized on the sale and transfer of goods and the completion of services provided. Provisions for discounts to customers, estimated returns and allowances and other price or sales rebates adjustments are provided for in the same periods the related revenue is recorded which are deducted from the gross sales.

Advertising and market development

The Company expenses advertising and market development costs as incurred.

Estimates and assumptions

The preparation of financial statements inconformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue recognition, allowance for doubtful accounts, long lived assets impairment, inventories, and disclosure of contingent assets and liabilities, at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments

The carrying amounts of the Company's cash and cash equivalents and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments.

Recent accounting pronouncements

Management does not expect that the adoption of other recent accounting pronouncements to have a material impact on its financial statements.

Earnings Per Share

Basic earnings per common share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

3. REVOLVING LINE OF CREDIT

The Company has available to it a $12,821 revolving line of credit with DBS Bank (Hong Kong) Limited with outstanding balances of $0 at March 31, 2006 and $3,292 at March 31, 2005. For borrowings in Hong Kong dollars, the line of credit bears interest at the Hong Kong dollar prime rate plus 3%, or 12% and 8% as of March 31, 2006 and 2005, respectively. Weighted average interest rate approximated 10% for fiscal year ended March 31, 2006 and 7% for fiscal year ended March 31, 2005. The line matures on April, 2007. The line is secured by personal guarantee given by Ms. Lai Ming Lau (“Ms. Lau”), director of the Company.

4. RELATED PARTY TRANSACTIONS:

Transactions with Ms. Lai Ming Lau

As of March 31, 2006 and 2005, the Company had an outstanding receivable from Ms. Lau, the President and Chairman of the Board of Directors of the Company, totaling $23,405 and $42,250 at the end of each of respective years. These advances bear no interest and are payable on demand.

For the years ended March 31, 2006, and 2005, the Company recorded and paid compensation to Ms. Lau of $3,846 and $12,308 respectively. All such payments have been recorded as compensation expense in the accompanying financial statements.

5. SUBSEQUENT EVENTS

On April 22, 2006, Automated Fabrication Systems Corporation (“AFS”) purchased 100% issued and outstanding common stock of the Company. The transaction was closed on April 25, 2006.

Pro-Forma Balance Sheet

	Score One 3/31/06	AFS and SAS combined 3/31/06	Pro forma Adjustments	Consolidated Condensed Pro forma Balance Sheet 3/31/06
Assets:
Cash at bank	$53	$2,226	$-	2,279
Intangible assets	-	35,764	-	35,764

Total Assets	$53	$37,990	$-	38,043

Liabilities and Stockholders' Equity

Current Liabilities
Accrued expenses	$5,670	$3,385	$-	9,055
Other payable	5,073	-		5,073
Due to a director	-	2,315		2,315
Income tax payable	-	846	-	846
Total Liabilities	10,743	6,546	-	17,289

Minority interests	-	-	7,861	7,861

Stockholders' Equity:
Preferred Stock	138	-	-	138
Common Stock	1,163	2,320	(2,320) (1)	1,163
Additional paid-in capital	-	38,000	(8,000) (2)	30,000
Accumulated (deficit)	(11,991)	(8,876)	2,459 (3)	(18,408)

Total Liabilities and
Stockholders' Equity	$53	$37,990	$-	$38,043

(1)  Eliminate AFS common stock
(2) Eliminate additional paid-in capital of AFS and record additional paid-in capital of Score One (30,000-38,000)
(3)  Eliminate share of accumulated deficit by minority interest and write off of goodwill from acquisition of AFS (8,876 x 0.25 + (2,320+38,000)x0.75-30,000)

Pro-Forma Income Statement

	Score One Year ended 3/31/06	AFS and SAS combined Year ended 3/31/06	Pro forma Adjustments	Consolidated Condensed Income Statement Year ended 3/31/06

Net sales	$-	$94,379		$94,379
Cost of sales	-	(74,067)		(74,067)
Gross Profit		20,312		20,312

General and administrative expenses	(10,690)	(23,005)		(30,585)

Loss from operations	(10,690)	(2,693)		(13,383)
Income tax	-	(77)		(77)

Loss before minority interests	(10,690)	(2,770)		(13,460)
Minority interests	-	-	693	693

Net loss	$(10,690)	$(2,770)		$(12,767)

Basic and fully diluted net (loss)
per common share	$(0.01)			$(0.01)

Weighted average shares outstanding
basic	1,162,902			1,162,902
diluted	1,301,083			1,301,083